Exhibit 99

Colgate Announces 4th Quarter 2019 Results

NEW YORK--(BUSINESS WIRE)--January 31, 2020--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $4,015 million in fourth quarter 2019, an increase of 5.5% versus fourth quarter 2018. Global unit volume increased 5.5%, pricing increased 1.5% and foreign exchange was negative 1.5%. The previously disclosed acquisition of the Laboratoires Filorga Cosmétiques ("Filorga") skin health business contributed 2.0% to Net sales and unit volume growth in the quarter. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) increased 5.0%.

Net income and Diluted earnings per share in fourth quarter 2019 were $643 million and $0.75, respectively. Net income in fourth quarter 2019 included $27 million ($0.03 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program, $6 million ($0.01 per diluted share) of aftertax acquisition-related costs, a $20 million ($0.02 per diluted share) aftertax benefit related to a value-added tax matter in Brazil and a $29 million ($0.04 per diluted share) tax benefit related to Swiss income tax reform.

Net income and Diluted earnings per share in fourth quarter 2018 were $606 million and $0.70, respectively. Net income in fourth quarter 2018 included $32 million ($0.04 per diluted share) of aftertax charges resulting from the Global Growth and Efficiency Program.

Excluding charges resulting from the Global Growth and Efficiency Program in both periods and acquisition-related costs and the benefits related to the value-added tax matter in Brazil and Swiss income tax reform in 2019, Net income in fourth quarter 2019 was $627 million, a decrease of 2% versus fourth quarter 2018, and Diluted earnings per share in fourth quarter 2019 was $0.73, a decrease of 1% versus fourth quarter 2018.

Gross profit margin was 60.1% in fourth quarter 2019 versus 59.1% in fourth quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods and acquisition-related costs in 2019, Gross profit margin was 60.2% in fourth quarter 2019, an increase of 80 basis points versus the year ago quarter as cost savings from the Company’s funding-the-growth initiatives and higher pricing were partially offset by higher raw and packaging material costs. Mix, primarily Filorga, was also favorable.

Selling, general and administrative expenses were 35.2% of Net sales in fourth quarter 2019 versus 34.8% of Net sales in fourth quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Selling, general and administrative expenses increased by 10 basis points versus the year ago quarter to 34.7% of Net sales in fourth quarter 2019 due to increased advertising investment, partially offset by lower overhead expenses, both as a percentage of Net sales. On an absolute basis, worldwide advertising investment increased 13% to $426 million in fourth quarter 2019 versus $376 million in the year ago quarter.

Operating profit increased to $931 million in fourth quarter 2019 compared to $891 million in fourth quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods and acquisition-related costs and the benefit related to the value-added tax matter in Brazil in 2019, Operating profit was $938 million in fourth quarter 2019, even with fourth quarter 2018. Operating profit margin was 23.2% in fourth quarter 2019 versus 23.4% in fourth quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods and acquisition-related costs and the benefit related to the value-added tax matter in Brazil in 2019, Operating profit margin was 23.4% in fourth quarter 2019, a decrease of 120 basis points versus the year ago quarter. This decrease in Operating profit margin was due to an increase in Selling, general and administrative expenses, primarily driven by higher advertising investment, and an increase in Other (income) expense, net, partially offset by an increase in Gross profit, all as a percentage of Net sales. This increase in Other (income) expense, net, includes a write-off of certain investments and fixed assets.

Net cash provided by operations year to date was $3,133 million compared to $3,056 million in the comparable 2018 period. Working capital as a percentage of Net sales was negative 1.6% compared to negative 1.7% in the year ago period.

Noel Wallace, President and Chief Executive Officer, commented on the fourth quarter results, “We are very pleased to have ended 2019 with another quarter of sequential improvement in net sales growth and organic sales growth. It is especially encouraging that the strong 5.0% organic sales growth was broad-based, with every operating division contributing to the growth.

"We remain sharply focused on sustaining this growth momentum by continuing to innovate in our core businesses, pursue adjacent categories and expand into new markets and channels. We also continue to invest behind our brands, with our advertising investment increasing this quarter in absolute dollars and as a percent to sales versus fourth quarter 2018.

“Colgate’s leadership of the global toothpaste market continued during the quarter with our global market share at 41.1% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category at 31.6% year to date.”

Mr. Wallace continued, “As we look ahead to 2020, based on current spot rates, we expect 4% to 6% net sales growth and 3% to 5% organic sales growth. This growth reflects our plan to continue to invest behind our brands and our global capabilities.

“We are also excited about expanding our oral care portfolio with the recent announcement of our agreement to acquire Hello Products LLC, one of the fastest-growing, premium oral care brands in the United States. Our guidance includes this acquisition.

“On a GAAP basis, based on current spot rates, we are planning for a year of gross margin expansion, increased advertising investment and a mid to high-single-digit increase in earnings per share.

“Excluding charges resulting from the Global Growth and Efficiency Program, acquisition-related costs and the benefits from the value-added tax matter in Brazil and Swiss income tax reform in 2019, based on current spot rates, we are planning for a year of gross margin expansion, increased advertising investment and a low to mid-single-digit increase in earnings per share."

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for fourth quarter 2019 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (21% of Company Sales)

North America Net sales increased 1.5% in fourth quarter 2019. Unit volume increased 3.5%, pricing decreased 2.0% and foreign exchange was even with the year ago quarter. Organic sales for North America increased 1.5%.

Operating profit in North America decreased 10% in fourth quarter 2019 to $232 million, or 350 basis points to 27.1% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit, an increase in Selling, general and administrative expenses and an increase in Other (income) expense, net, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to increased advertisement investment, partially offset by lower overhead expenses. This increase in Other (income) expense, net was primarily due to the write-off of certain fixed assets.

In the U.S., Colgate's share of the toothpaste market is at 34.0% year to date. Successful products include Colgate Optic White Stain Fighter, Colgate Essentials with Charcoal and Colgate TotalSF toothpastes. In manual toothbrushes, Colgate maintained its brand market leadership in the U.S. with its market share in that category at 40.0% year to date, supported by the success of Colgate 360° Advanced Optic White and Colgate Gum Health manual toothbrushes.

Products succeeding in other categories include EltaMD UV Clear facial sunscreen, EltaMD foaming facial cleanser, PCA Skin Hyaluronic Acid Boosting Serum, PCA Skin Vitamin B3 Brightening Serum, Irish Spring 5-in-1 body wash, Fabuloso Complete liquid cleaner and Suavitel Complete fabric conditioner.

Latin America (23% of Company Sales)

Latin America Net sales increased 2.0% in fourth quarter 2019. Unit volume increased 3.0%, pricing increased 3.5% and foreign exchange was negative 4.5%. Volume gains were led by Mexico and Colombia. Organic sales for Latin America increased 6.5%.

Operating profit in Latin America increased 3% in fourth quarter 2019 to $245 million, or 20 basis points to 27.0% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses partially offset by decreased advertising investment.

Colgate maintained its toothpaste leadership in Latin America during the quarter, with market share gains in Colombia, Argentina, the Dominican Republic, Costa Rica, Chile and Panama. Products succeeding in the region include the relaunched Colgate Total 12, Colgate Natural Extracts Charcoal, Colgate Luminous White Charcoal, Colgate Periogard, Colgate Orthogard and elmex toothpastes. Colgate’s leadership in the manual toothbrush category continued in the region, supported by the success of Colgate Ultra Soft and Colgate Bamboo manual toothbrushes.

Products succeeding in other categories include Colgate Total 12 and Colgate Periogard mouthwashes, Palmolive Kids bar and liquid soaps, Protex Face and Palmolive Natureza Secreta bar soaps, Lady Speed Stick and Speed Stick Zero% deodorants and Suavitel Sport fabric conditioner.

Europe (16% of Company Sales)

Europe Net sales increased 10.0% in fourth quarter 2019. Unit volume increased 13.0%, pricing decreased 0.5% and foreign exchange was negative 2.5%. The Filorga acquisition, which closed on September 19, 2019, added 12.0% to Net sales and unit volume growth. Volume gains in France and the Nordic region were partially offset by volume declines in Germany and the United Kingdom. Organic sales for Europe increased 0.5% and organic unit volume increased 1.0%.

Operating profit in Europe increased 12% in fourth quarter 2019 to $172 million, or 50 basis points to 26.4% of Net Sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and sales mix, primarily Filorga, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate maintained its toothpaste leadership in Europe during the quarter, with market share gains in the United Kingdom, the Netherlands, Sweden, Austria, Norway and Slovenia. Products succeeding in oral care include the relaunched Colgate Total, Colgate Max White Expert Anti-Stain, Colgate Max White Charcoal, Colgate Natural Extracts Charcoal and elmex toothpastes, Colgate Slim Soft Advanced manual toothbrush and Meridol mouthwash.

Products succeeding in other categories include Sanex pump body lotions, Palmolive Clay and Sanex body washes, Ajax Boost liquid cleaner and Soupline fabric conditioner.

Asia Pacific (17% of Company Sales)

Asia Pacific Net sales increased 7.0% during fourth quarter 2019. Unit volume increased 4.5%, pricing increased 2.0% and foreign exchange was positive 0.5%. Volume gains were led by the Greater China region and the Philippines. Organic sales for Asia Pacific increased 6.5%.

Operating profit in Asia Pacific increased 22% in fourth quarter 2019 to $192 million, or 360 basis points to 28.6% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment.

Colgate maintained its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in Australia, the Philippines, New Zealand and Pakistan. Products succeeding in oral care include Colgate Maximum Cavity Protection with Amino Power, Colgate Charcoal Clean, Colgate Miracle Repair, Darlie All Shiny White Baking Soda, Colgate Max Fresh and elmex kids toothpastes and Colgate Cushion Clean manual toothbrush.

Products succeeding in other categories include Palmolive Luminous Oils shower gel, liquid hand soap and shampoo and Ajax Eco-Respect biodegradable wipes.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 7.5% during fourth quarter 2019. Unit volume increased 8.0%, pricing decreased 0.5% and foreign exchange was even with the year ago quarter. The Company's new joint venture in Nigeria contributed 1.5% to Net sales and unit volume growth. Volume gains were led by Russia and South Africa. Organic sales for Africa/Eurasia increased 6.0% and organic unit volume increased 6.5%.

Operating profit in Africa/Eurasia increased 14% in fourth quarter 2019 to $46 million, or 120 basis points to 18.4% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross Profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to increased advertising investment partially offset by lower overhead expenses.

Colgate maintained its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Turkey, Saudi Arabia, Morocco, Kazakhstan, Jordan and Bahrain. Successful products contributing to sales in the region include Colgate Optic White Charcoal, Colgate Safe Whitening Charcoal and meridol toothpastes, Palmolive Naturals Vitamins shower gel and bar soap, and Sta-Soft Complete fabric conditioner.

Hill’s Pet Nutrition (17% of Company Sales)

Hill’s Net sales increased 8.0% during fourth quarter 2019. Unit volume increased 3.5%, pricing increased 5.0% and foreign exchange was negative 0.5%. Volume gains in the United States and Western Europe were partially offset by volume declines in Japan and South Africa. Hill’s organic sales increased 8.5%.

Hill’s Operating profit increased 8% in fourth quarter 2019 to $203 million, or 10 basis points to 29.9% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Other (income) expense, net, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Selling, general and administrative expenses was due to increased advertising investment partially offset by lower overhead expenses.

Successful products contributing to sales in the United States include the relaunched Hill’s Science Diet (with upgraded recipes, improved kibble shapes and redesigned package graphics), Hill's Treats and Hill's Prescription Diet Gastrointestinal Biome.

Successful products contributing to sales internationally include Hill’s Prescription Diet Stews, Hill's Prescription Diet Gastrointestinal Biome and the relaunched Hill’s Science Diet.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, focused on Oral Care, Personal Care, Home Care and Pet Nutrition. With more than 34,000 people and its products sold in over 200 countries and territories, Colgate is known for household names such as Colgate, Palmolive, elmex, meridol, Tom’s of Maine, Sorriso, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sanex, Filorga, EltaMD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is also recognized for its leadership and innovation in promoting environmental sustainability and community wellbeing, including its achievements in saving water, reducing waste, promoting recyclability and improving the oral health of children through its Bright Smiles, Bright Futures program, which has reached more than one billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit http://www.colgatepalmolive.com. CL-E

The Company’s annual meeting of stockholders is currently scheduled for Friday, May 8, 2020.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce or certain discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange volatility, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2019 vs. 2018 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the Global Growth and Efficiency Program and, as applicable, acquisition-related costs and the benefits related to a value-added tax matter in Brazil and Swiss income tax reform in 2019, the benefit from a foreign tax matter in 2018 and the charge related to U.S. tax reform in 2018 (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2019 and 2018 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2019 and 2018 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019	2018

Net sales	$4,015	$3,811

Cost of sales	1,601	1,558

Gross profit	2,414	2,253

Gross profit margin	60.1%	59.1%

Selling, general and administrative expenses	1,412	1,328

Other (income) expense, net	71	34

Operating profit	931	891

Operating profit margin	23.2%	23.4%

Non-service related postretirement costs	29	22

Interest (income) expense, net	32	37

Income before income taxes	870	832

Provision for income taxes	188	189

Effective tax rate	21.6%	22.7%

Net income including noncontrolling interests	682	643

Less: Net income attributable to noncontrolling interests	39	37

Net income attributable to Colgate-Palmolive Company	$643	$606

Earnings per common share
Basic	$0.75	$0.70
Diluted	$0.75	$0.70

Average common shares outstanding
Basic	856.7	866.6
Diluted	858.0	867.5

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019	2018

Net sales	$15,693	$15,544

Cost of sales	6,368	6,313

Gross profit	9,325	9,231

Gross profit margin	59.4%	59.4%

Selling, general and administrative expenses	5,575	5,389

Other (income) expense, net	196	148

Operating profit	3,554	3,694

Operating profit margin	22.6%	23.8%

Non-service related postretirement costs	108	87

Interest (income) expense, net	145	143

Income before income taxes	3,301	3,464

Provision for income taxes	774	906

Effective tax rate	23.4%	26.2%

Net income including noncontrolling interests	2,527	2,558

Less: Net income attributable to noncontrolling interests	160	158

Net income attributable to Colgate-Palmolive Company	$2,367	$2,400

Earnings per common share
Basic(1)	$2.76	$2.76
Diluted(1)	$2.75	$2.75

Average common shares outstanding
Basic	859.1	870.6
Diluted	861.1	873.0

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2019 and December 31, 2018

(Dollars in Millions) (Unaudited)

	December 31,	December 31,
	2019	2018
Cash and cash equivalents	$883	$726
Receivables, net	1,440	1,400
Inventories	1,400	1,250
Other current assets	456	417
Property, plant and equipment, net	3,750	3,881
Goodwill	3,508	2,530
Other intangible assets, net	2,667	1,637
Other assets	930	320
Total assets	$15,034	$12,161

Total debt	$7,847	$6,366
Other current liabilities	3,524	3,329
Other non-current liabilities	3,105	2,269
Total liabilities	14,476	11,964
Total Colgate-Palmolive Company shareholders’ equity	117	(102)
Noncontrolling interests	441	299
Total liabilities and equity	$15,034	$12,161

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,941	$5,630
Working capital % of sales	(1.6)%	(1.7)%
Note:
(1) Marketable securities of $23 and $10 as of December 31, 2019 and 2018, respectively, are included in Other current assets.

Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2019 and 2018

(Dollars in Millions) (Unaudited)

	2019	2018
Operating Activities
Net income including noncontrolling interests	$2,527	$2,558
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	519	511
Restructuring and termination benefits, net of cash	18	(7)
Stock-based compensation expense	100	109
Charge for U.S. tax reform	—	80
Deferred income taxes	17	27
Voluntary benefit plan contributions	(113)	(67)
Cash effects of changes in:
Receivables	19	(79)
Inventories	(77)	(58)
Accounts payable and other accruals	36	18
Other non-current assets and liabilities	87	(36)
Net cash provided by operations	3,133	3,056

Investing Activities
Capital expenditures	(335)	(436)
Sale of property and non-core products	1	1
Purchases of marketable securities and investments	(184)	(169)
Proceeds from sale of marketable securities and investments	131	156
Payment for acquisitions, net of cash acquired	(1,711)	(728)
Other	(1)	6
Net cash used in investing activities	(2,099)	(1,170)

Financing Activities
Principal payments on debt	(6,611)	(7,355)
Proceeds from issuance of debt	8,059	7,176
Dividends paid	(1,614)	(1,591)
Purchases of treasury shares	(1,202)	(1,238)
Proceeds from exercise of stock options	498	329
Net cash used in financing activities	(870)	(2,679)

Effect of exchange rate changes on Cash and cash equivalents	(7)	(16)
Net increase (decrease) in Cash and cash equivalents	157	(809)
Cash and cash equivalents at beginning of the period	726	1,535
Cash and cash equivalents at end of the period	$883	$726

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$3,133	$3,056
Less: Capital expenditures	(335)	(436)
Free cash flow before dividends	$2,798	$2,620

Income taxes paid	$803	$847

Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2019 and 2018

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net Sales
Oral, Personal and Home Care

North America	$855	$839	$3,424	$3,348
Latin America	906	887	3,606	3,605
Europe	652	594	2,450	2,502
Asia Pacific	672	628	2,707	2,734
Africa/Eurasia	250	233	981	967

Total Oral, Personal and Home Care	3,335	3,181	13,168	13,156

Pet Nutrition	680	630	2,525	2,388

Total Net Sales	$4,015	$3,811	$15,693	$15,544

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Operating Profit
Oral, Personal and Home Care

North America	$232	$257	$982	$1,037
Latin America	245	238	963	995
Europe	172	154	624	634
Asia Pacific	192	157	749	777
Africa/Eurasia	46	40	187	173

Total Oral, Personal and Home Care	887	846	3,505	3,616

Pet Nutrition	203	188	703	680
Corporate(1)	(159)	(143)	(654)	(602)

Total Operating Profit	$931	$891	$3,554	$3,694
Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2019 includes charges of $31 related to the Global Growth and Efficiency Program, $6 of acquisition-related costs and a $30 benefit related to a value-added tax matter in Brazil.

Corporate Operating profit (loss) for the twelve months ended December 31, 2019 includes charges of $125 related to the Global Growth and Efficiency Program, $24 of acquisition-related costs and a $30 benefit related to a value-added tax matter in Brazil.

Corporate Operating profit (loss) for the three and twelve months ended December 31, 2018 includes charges of $45 and $152, respectively, related to the Global Growth and Efficiency Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2019 vs. 2018

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	5.5%	5.0%	5.5%	3.5%	5.5%	1.5%	(1.5)%

Europe(1)	10.0%	0.5%	13.0%	1.0%	13.0%	(0.5)%	(2.5)%

Latin America	2.0%	6.5%	3.0%	3.0%	3.0%	3.5%	(4.5)%

Asia Pacific	7.0%	6.5%	4.5%	4.5%	4.5%	2.0%	0.5%

Africa/Eurasia(1)	7.5%	6.0%	8.0%	6.5%	8.0%	(0.5)%	—%

Total International	6.0%	5.0%	6.5%	3.0%	6.5%	2.0%	(2.5)%

North America	1.5%	1.5%	3.5%	3.5%	3.5%	(2.0)%	—%

Total CP Products	5.0%	4.0%	5.5%	3.0%	5.5%	1.0%	(1.5)%

Hill’s	8.0%	8.5%	3.5%	3.5%	3.5%	5.0%	(0.5)%

Emerging Markets(2)	4.5%	6.0%	3.5%	3.5%	3.5%	2.5%	(1.5)%

Developed Markets	6.5%	3.5%	7.0%	3.0%	7.0%	0.5%	(1.0)%

Notes:

(1) The impact of the previously disclosed acquisitions of the Filorga skin health business and the new joint venture in Nigeria on as reported volume was 2.0% for Total Company and 12.0% and 1.5% for Europe and for Africa/Eurasia, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2019 vs. 2018

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	1.0%	4.0%	2.5%	2.0%	2.5%	2.0%	(3.5)%

Europe(1)	(2.0)%	0.5%	4.0%	1.0%	4.0%	(0.5)%	(5.5)%

Latin America	—%	7.0%	3.0%	3.0%	3.0%	4.0%	(7.0)%

Asia Pacific	(1.0)%	1.5%	0.5%	0.5%	0.5%	1.0%	(2.5)%

Africa/Eurasia(1)	1.5%	7.0%	3.5%	3.0%	3.5%	4.0%	(6.0)%

Total International	(0.5)%	3.5%	2.5%	1.5%	2.5%	2.0%	(5.0)%

North America	2.0%	2.5%	2.0%	2.0%	2.0%	0.5%	(0.5)%

Total CP Products	—%	3.5%	2.5%	2.0%	2.5%	1.5%	(4.0)%

Hill’s	6.0%	7.5%	3.5%	3.5%	3.5%	4.0%	(1.5)%

Emerging Markets(2)	—%	5.0%	2.0%	2.0%	2.0%	3.0%	(5.0)%

Developed Markets	2.0%	3.0%	3.0%	2.0%	3.0%	1.0%	(2.0)%

Notes:

(1) The impact of the previously disclosed acquisitions of the Filorga skin health business and the new joint venture in Nigeria on as reported volume was 0.5% for Total Company and 3.0% and 0.5% for Europe and for Africa/Eurasia, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2019	2018
Gross profit, GAAP	$2,414	$2,253
Global Growth and Efficiency Program	(1)	12
Acquisition-related costs	3	—
Gross profit, non-GAAP	$2,416	$2,265

			Basis Point
Gross Profit Margin	2019	2018	Change
Gross profit margin, GAAP	60.1%	59.1%	100
Global Growth and Efficiency Program	—%	0.3%
Acquisition-related costs	0.1%	—%
Gross profit margin, non-GAAP	60.2%	59.4%	80

Selling, General and Administrative Expenses	2019	2018
Selling, general and administrative expenses, GAAP	$1,412	$1,328
Global Growth and Efficiency Program	(18)	(9)
Selling, general and administrative expenses, non-GAAP	$1,394	$1,319

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2019	2018	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.2%	34.8%	40
Global Growth and Efficiency Program	(0.5)%	(0.2)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.7%	34.6%	10

Other (Income) Expense, Net	2019	2018
Other (income) expense, net, GAAP	$71	$34
Global Growth and Efficiency Program	(14)	(24)
Acquisition-related costs	(3)	—
Value-added tax matter in Brazil	30	—
Other (income) expense, net, non-GAAP	$84	$10

Operating Profit (Loss)	2019	2018	% Change
Operating profit (loss), GAAP	$931	$891	4%
Global Growth and Efficiency Program	31	45
Acquisition-related costs	6	—
Value-added tax matter in Brazil	(30)	—
Operating profit, non-GAAP	$938	$936	—%

			Basis Point
Operating Profit Margin	2019	2018	Change
Operating profit margin, GAAP	23.2%	23.4%	(20)
Global Growth and Efficiency Program	0.8%	1.2%
Acquisition-related costs	0.1%	—%
Value-added tax matter in Brazil	(0.7)%	—%
Operating profit margin, non-GAAP	23.4%	24.6%	(120)

Non-Service Related Postretirement Costs	2019	2018
Non-service related postretirement costs, GAAP	$29	$22
Global Growth and Efficiency Program	(3)	(1)
Non-service related postretirement costs, non-GAAP	$26	$21

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019
	Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP		$870	$188	$682	$643	21.6%	$0.75
Global Growth and Efficiency Program		34	7	27	27	—%	0.03
Acquisition-related costs		6	—	6	6	(0.1)%	0.01
Value-added tax matter in Brazil		(30)	(10)	(20)	(20)	(0.5)%	(0.02)
Swiss income tax reform		—	29	(29)	(29)	3.3%	(0.04)
Non-GAAP		$880	$214	$666	$627	24.3%	$0.73

	2018
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Less: Income Attributable To Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$832	$189	$643	$37	$606	22.7%	$0.70
Global Growth and Efficiency Program	46	12	34	2	32	0.2%	0.04
Non-GAAP	$878	$201	$677	$39	$638	22.9%	$0.74

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2019	2018
Gross profit, GAAP	$9,325	$9,231
Global Growth and Efficiency Program	8	31
Acquisition-related costs	3	—
Gross profit, non-GAAP	$9,336	$9,262

			Basis Point
Gross Profit Margin	2019	2018	Change
Gross profit margin, GAAP	59.4%	59.4%	—
Global Growth and Efficiency Program	0.1%	0.2%
Acquisition-related costs	—%	—%
Gross profit margin, non-GAAP	59.5%	59.6%	(10)

Selling, General and Administrative Expenses	2019	2018
Selling, general and administrative expenses, GAAP	$5,575	$5,389
Global Growth and Efficiency Program	(60)	(33)
Selling, general and administrative expenses, non-GAAP	$5,515	$5,356

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2019	2018	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.5%	34.7%	80
Global Growth and Efficiency Program	(0.4)%	(0.2)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.1%	34.5%	60

Other (Income) Expense, Net	2019	2018
Other (income) expense, net, GAAP	$196	$148
Global Growth and Efficiency Program	(57)	(88)
Acquisition-related costs	(21)	—
Value-added tax matter in Brazil	30	—
Other (income) expense, net, non-GAAP	$148	$60

Operating Profit	2019	2018	% Change
Operating profit, GAAP	$3,554	$3,694	(4)%
Global Growth and Efficiency Program	125	152
Acquisition-related costs	24	—
Value-added tax matter in Brazil	(30)	—
Operating profit, non-GAAP	$3,673	$3,846	(4)%

			Basis Point
Operating Profit Margin	2019	2018	Change
Operating profit margin, GAAP	22.6%	23.8%	(120)
Global Growth and Efficiency Program	0.8%	0.9%
Acquisition-related costs	0.2%	—%
Value-added tax matter in Brazil	(0.2)%	—%
Operating profit margin, non-GAAP	23.4%	24.7%	(130)

Non-Service Related Postretirement Costs	2019	2018
Non-service related postretirement costs, GAAP	$108	$87
Global Growth and Efficiency Program	(7)	(9)
Non-service related postretirement costs, non-GAAP	$101	$78

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019
	Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,301		$774	$2,527	$2,367	23.4%	$2.75
Global Growth and Efficiency Program	132		30	102	102	—%	0.12
Acquisition-related costs	24		4	20	20	—%	0.02
Value-added tax matter in Brazil	(30)		(10)	(20)	(20)	(0.1)%	(0.02)
Swiss income tax reform	—		29	(29)	(29)	0.8%	(0.04)
Non-GAAP	$3,427		$827	$2,600	$2,440	24.1%	$2.83

	2018
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Less: Income Attributable To Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,464	$906	$2,558	$158	$2,400	26.2%	$2.75
Global Growth and Efficiency Program	161	37	124	(1)	125	(0.1)%	0.15
Benefit from a foreign tax matter	—	15	(15)	—	(15)	0.4%	(0.02)
U.S. tax reform	—	(80)	80	—	80	(2.3)%	0.09
Non-GAAP	$3,625	$878	$2,747	$157	$2,590	24.2%	$2.97
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291